Exhibit 99

Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA  95131
Phone:   (408) 944-0800
Press Release

MICREL REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS

•	Second quarter revenues of $73.9 million increased 10% on a sequential quarter basis
•	Second quarter book-to-bill above one; Backlog at highest level in ten years
•	Second quarter GAAP net income of $12.4 million, or $0.20 per diluted share
•	Non-GAAP earnings per diluted share of $0.21, up from non-GAAP earnings per diluted share of $0.17 in prior quarter
•	Second quarter gross margin of 57.8%, up from 55.4% in the prior quarter
•	Second quarter cash and short term investment balance of $104.2 million, up $20.6 million from prior quarter; Second quarter cash flows from operating activities of $26.8 million
•	Dividend approved by Micrel’s Board of Directors at $0.035 per share

San Jose, CA, July 22, 2010 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the second quarter ended June 30, 2010.

Second quarter revenues of $73.9 million increased by $6.7 million, or 10.0%, up from $67.2 million in the first quarter of 2010. The sequential increase in revenues was primarily due to improved demand in the communications, computer and industrial end markets. Compared to the same period last year, revenues were higher by $22.1 million, or 42.7%, due to higher overall demand from customers in all geographies and end markets. This is reflective of a global recovery from the worldwide economic downturn that significantly impacted most consumer-related markets during the prior year.

Micrel Reports 2010 Second Quarter Financial Results
July 22, 2010

Second quarter 2010 GAAP net income of $12.4 million, or $0.20 per diluted share compares to first quarter 2010 GAAP net income of $9.7 million, or $0.16 per diluted share, and GAAP net income of $3.9 million or $0.06 per diluted share in the same period in 2009.  Second quarter 2010 non-GAAP net income of $13.1 million, or $0.21 per diluted share compares to first quarter 2010 non-GAAP net income of $10.4 million, or $0.17 per diluted share, and non-GAAP net income of $4.6 million, or $0.07 per diluted share in the same period in 2009.  A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.  Non-GAAP results exclude the impact of stock-based compensation expense and the related tax effects.

“Second quarter revenues of $73.9 million increased by 10% on a sequential quarter basis but fell slightly short of our expected sequential growth range of 12% to 15%.  This was primarily due to supply chain delinquencies that delayed some of our scheduled product shipments in the quarter. However, we currently expect the supply chain constraints will be resolved during the third quarter and will not impact our results in the second half of 2010,” commented Ray Zinn, president and CEO of Micrel. “Despite this short-term challenge, our second quarter results were solid and I was pleased with our operational execution. Demand from customers serving the communications, computer and industrial end markets was strong, resulting in a book-to-bill ratio well above one along with a robust ending backlog. During the previous several quarters, channel inventories were low, but an increase in the second quarter now has channel inventories approaching normal levels. In addition, our second quarter gross margin of 57.8% improved significantly, largely due to improved factory utilization and a richer product mix. This is a fifth consecutive quarter that gross margins have increased, reflecting the leverage in our business model as factory utilization improves. Overall, I believe we are doing a good job controlling operating expenses while managing the significant growth we have achieved during the past several quarters. As a result, our second quarter operating margin expanded to 25.8%—the highest level in recent memory.”

Micrel Reports 2010 Second Quarter Financial Results
July 22, 2010

Outlook
Commenting on Micrel’s business outlook, Mr. Zinn said, “Our backlog is at a 10-year high and I am confident that we can make up most of the second quarter revenue shortfall in the third quarter.  In addition, new order bookings remain robust.  Our new product development initiatives continue to expand our served available market to include high growth opportunities in digital television, display backlight drivers, 3G and 4G communications networks, computing and automotive, to name but a few.  And importantly, we continue to closely manage expenses and improve capacity utilization to drive profitable growth.”

For the third quarter of 2010, the Company estimates that revenues will increase in the range of 5% to 8% on a sequential basis. Gross profit margin is expected to be approximately 58%. In addition, the Company estimates that GAAP net income will be approximately $0.21 to $0.23 per diluted share.

Dividend

The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.035 per share of common stock.  The payment of this dividend will be made on August 25, 2010, to shareholders of record as of August 11, 2010.

Conference Call

The Company will host a conference call at 4:30 p.m.  Eastern time (1:30 p.m. Pacific time) on July 22, 2010.  Chief Executive Officer Raymond Zinn and Chief Financial Officer Ray Wallin will present an overview of second quarter 2010 financial results, discuss current business conditions and then respond to questions.

The call is available, live, to any interested party on a listen only basis by dialing 877-941-0844.  For international callers, please dial 480-629-9645.  Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call.  A live webcast will also be available through www.investorcalendar.com.  An audio replay of the conference call will be available through July 29, 2010, by dialing 800-406-7325 or 303-590-3030, and entering access code number 4329561.  The webcast replay will also be available on the Company’s website at: http://www.micrel.com.

Micrel Reports 2010 Second Quarter Financial Results
July 22, 2010

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income earnings per share, gross margin, average selling prices, the effect of cost-control efforts, supply chain constraints, capacity utilization, development of new products, design wins and customer order patterns, and the nature and extent of macro-economic and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections.  For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2010 Second Quarter Financial Results
July 22, 2010

Non-GAAP Reporting

The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results.  The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation.  In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share.  These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, proxy contest expenses, restructuring and impairment charges or credits, other income related to litigation settlements and their respective related tax effects.  Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP.  It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.

About Micrel

Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.  For further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: www.micrel.com.

-Financial Tables to Follow-

Micrel Reports 2010 Second Quarter Financial Results
July 22, 2010

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2010	2010	2009	2010	2009
Net revenues	$73,911	$67,192	$51,798	$141,103	$98,784
Cost of revenues*	31,222	29,973	25,232	61,195	48,601
Gross profit	42,689	37,219	26,566	79,908	50,183
Operating expenses:
Research and development*	11,540	11,373	11,484	22,913	23,973
Selling, general and administrative*	12,070	10,898	8,913	22,968	17,771
Total operating expenses	23,610	22,271	20,397	45,881	41,744
Income from operations	19,079	14,948	6,169	34,027	8,439
Other income (expense):
Interest income	126	144	197	270	513
Interest expense	(64)	(78)	(60)	(142)	(60)
Other income	34	41	56	75	80
Total other income	96	107	193	203	533
Income before income taxes	19,175	15,055	6,362	34,230	8,972
Provision for income taxes	6,819	5,344	2,495	12,163	3,559
Net income	$12,356	$9,711	$3,867	$22,067	$5,413

Net income per share:
Basic	$0.20	$0.16	$0.06	$0.35	$0.08
Diluted	$0.20	$0.16	$0.06	$0.35	$0.08

Shares used in computing per share amounts:
Basic	62,430	62,346	63,525	62,388	64,840
Diluted	63,191	62,548	63,573	62,840	64,897

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$184	$208	$142	$392	$286
Research and development	430	426	417	856	708
Selling, general and administrative	531	458	416	989	689

Micrel Reports 2010 Second Quarter Financial Results
July 22, 2010

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2010	2010	2009	2010	2009

GAAP Net income	$12,356	$9,711	$3,867	$22,067	$5,413
Adjustments to GAAP Net Income:
Stock-based compensation included in:
Cost of revenues	184	208	142	392	286
Research and development	430	426	417	856	708
Selling, general and administrative	531	458	416	989	689
Tax effect of adjustments to GAAP income	(355)	(372)	(240)	(727)	(451)
Total Adjustments to GAAP Net Income	790	720	735	1,510	1,232
Non-GAAP income**	$13,146	$10,431	$4,602	$23,577	$6,645

Non-GAAP shares used in computing non-GAAP
income per share (in thousands):
Basic	62,430	62,346	63,525	62,388	64,840
Diluted*	63,533	62,869	63,660	62,840	64,960

GAAP income per share - Basic	$0.20	$0.16	$0.06	$0.35	$0.08
Total Adjustments to GAAP Net Income	$0.01	$0.01	$0.01	$0.03	$0.02
Non-GAAP income per share - Basic	$0.21	$0.17	$0.07	$0.38	$0.10

GAAP income per share - Diluted	$0.20	$0.16	$0.06	$0.35	$0.08
Total Adjustments to GAAP Net Income	$0.01	$0.01	$0.01	$0.03	$0.02
Non-GAAP income per share - Diluted*	$0.21	$0.17	$0.07	$0.38	$0.10

* Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

** Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income or expense items, proxy contest expenses, equipment impairment, restructuring charges or credits, other income related to litigation settlements and their related tax-effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance after exclusion of these items.

Micrel Reports 2010 Second Quarter Financial Results
July 22, 2010

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$104,219	$70,898
Accounts receivable, net	43,802	26,330
Inventories	33,611	34,191
Income taxes receivable	-	4,011
Deferred income taxes	23,321	18,465
Other current assets	1,451	1,449
Total current assets	206,404	155,344

LONG-TERM INVESTMENTS	12,095	12,692
PROPERTY, PLANT AND EQUIPMENT, NET	65,302	67,644
INTANGIBLE ASSETS, NET	382	509
DEFERRED INCOME TAXES	10,271	9,381
OTHER ASSETS	417	388
TOTAL	$294,871	$245,958

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,302	$15,342
Income taxes payable	11,209	-
Deferred income on shipments to distributors	37,051	23,405
Current portion of Long-term debt	7,143	8,571
Other current liabilities	11,227	5,760
Total current liabilities	83,932	53,078

LONG-TERM DEBT	-	2,857
LONG-TERM TAXES PAYABLE	5,039	4,672

SHAREHOLDERS' EQUITY:
TOTAL SHAREHOLDERS' EQUITY	205,900	185,351
TOTAL	$294,871	$245,958